First Amendment to Participation Agreement

Transamerica Occidental Life Insurance Company, Variable Insurance Products Fund II, and Fidelity Distribution Corporation hereby amend the Participation Agreement ("Agreement") date May 1, 2000, by doing the following:

         Schedule A of the Agreement is hereby deleted in its entirety and replaced with the Amended Schedule A attached hereto.

IN WITNESS WHEREOF, the parties have hereto affixed their respective authorized signature, intending that this Amendment be effective as of the 4th date of April, 2002.

TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY
/s/ Sandra C. Brown
Senior Vice President

VARIABLE INSURANCE PRODUCTS FUND II
/s/ Maria Dwyer
Treasurer

FIDELITY DISTRIBUTORS CORPORATION
/s/ Mike Kellogg
Executive Vice President



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                                                Schedule A

                                Separate Accounts and Associated Contracts

Name of Separate Account and                             Policy Form Numbers of Contracts
Date Established by Board of Directors                   Funded By Separate Account

Transamerica Occidental Life Separate Account VUL-3     Transamerica Elite
(est. November 30, 1999)                                Policy Form Number -TA90

Transamerica Occidental Life Separate Account VUL-4     TransAccumulator
(est. February 4, 2002)

Transamerica Occidental Life Separate Account VUL-5     TransUltra
(est. May 1, 2001)

Transamerica Occidental Life Separate Account VUL-6     TransSurvivor
(est. February 1, 2001)

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